        KNOW ALL MEN BY THESE PRESENT, that the undersigned Director and/or Officer of OFFSHORE LOGISTICS, INC., a Delaware corporation, has made, constituted and appointed, and does hereby make, constitute and appoint George M. Small and H. Eddy Dupuis, or any one of them, the agents, proxies and attorneys-in-fact, or agent, proxy and attorney, of the undersigned, for him and in his name, place and stead to act on the Registration Statement on Form S-8 to be filed by said corporation with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to said corporation’s 1994 Long Term Management Incentive Plan, as amended, registering an offering of Common Stock of said corporation, or on any amendment to said Registration Statements that may be necessary or desirable, hereby approving, ratifying and confirming all that said agents, proxies and attorneys, or any one of them, shall do on his behalf.

        IN WITNESS WHEREOF, the undersigned has hereunto set his hand and seal this 23rd day of September, 2002.

WITNESSES:

/s/ Gillian E. Meredith	/s/ Peter N. Buckley
Peter N. Buckley
/s/ Georgina Milne